                                       13G


                                     EXHIBIT


CIGNA Corporation ("CIGNA") is filing this Schedule 13G as the ultimate parent company of the following wholly-owned subsidiaries. CIGNA may be deemed to have shared voting power and shared dispositive power with respect to the shares of Common Stock beneficially owned by such entities:

                                                 Nature of                                  Item 3
         Identity                           Beneficial Ownership                        Classification
Connecticut General Life                    Direct owner of Notes                             IC
Insurance Company                           convertible into 515,578
                                            shares of Common Stock

                                            Indirect owner of 1,338*
                                            shares of Common Stock

Life Insurance Company                      Direct owner of Notes                             IC
of North America                            convertible into 85,930
                                            shares of Common Stock


CIGNA Investment Advisory                   Indirect through performance                      IA
Company, Inc.                               of investment management
                                            activities for above direct
                                            owners


CIGNA Investments, Inc.                     Indirect through performance                      IA
                                            of investment management
                                            activities for CIGNA Mezzanine
                                            Partners II, L.P. ("CMP"), the
                                            direct owner of Notes covertible
                                            into 508,426 shares of Common
                                            Stock**

* As owner of units of the Barclay's Global Investors Extended Equity Market Fund. CIGNA disclaims beneficial ownership of these shares.

** Ownership of these Notes has also been reported in the Schedule 13D, as amended, filed by CMP, which has ceased to be the beneficial owner of more than 5% of the outstanding Common Stock.


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